Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. ____) pertaining to the 2010 Stock Award Plan of Geovic Mining Corp. of our reports dated March 30, 2010, with respect to the consolidated financial statements of Geovic Mining Corp. and the effectiveness of internal control over financial reporting of Geovic Mining Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

Denver, Colorado September 10, 2010